Exhibit 10.1


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




April 30, 2007

Lou Ferrari
Vice President, Sales
Ortho Biotech Inc.
430 Route 22 East
Bridgewater, New Jersey 08807-0914


RE: First Amendment to the Co-Promotion Agreement between Millennium Pharmaceuticals, Inc. ("Millennium") and Ortho Biotech Inc. ("OBI") dated October 25, 2006 (the "Co-Promotion Agreement")

Dear Lou:

The purpose of this letter ("Letter Amendment") is to amend the responsibilities and obligations of OBI regarding attainment of reach and frequency minimums under the Co-Promotion Agreement. Capitalized terms used herein but not defined will have the same meaning given to them in the Co-Promotion Agreement.

This Letter Amendment shall be in effect upon the FDA's issuance of a notice of approval of OBI's or its Affiliate's license to market and sell Doxil(R) for use in combination with the Product for treatment of multiple myeloma ("Doxil Approval") and shall continue in full force and effect until December 31, 2007 (the "Term").

The Parties agree as follows:

1. OBI shall submit to the CPMC for review and approval, any advertising, promotional, (training and communication) materials of Doxil, including without limitation the core visual sales aid for the launch of the Doxil Approval, which are intended for use by Sales Representatives to Co-Promote the Product in combination with Doxil within the Co-Promotion Territory. During the Term, OBI shall use its best efforts to incorporate Millennium's comments on these materials in accordance with the review and approval provisions for Core Promotional Materials as set forth in Section 2.4.1 of the Co-Promotion Agreement.

2. The Co-Promotion Agreement shall be amended by replacing the defined terms Call, First Position Call and Second Position Call with the definitions set forth below. These revised definitions will be in effect during the Term, and thereafter, the terms Call, First Position Call and Second Position Call will be defined as set forth under the Co-Promotion Agreement as of its effective date.

            a. "CALL" means an in-person presentation of the Product made by a Sales Representative or the Product in combination with Doxil made by a Sales Representative using the materials approved by the CPMC in paragraph 1 above, to a MLNM Target during which the Sales Representative describes the Product in a fair and balanced manner consistent with the requirements of the Agreement and Applicable Law and in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product. "Calls" shall be deemed to include only full sales presentations and shall not be deemed to include "reminder" details or e-details, in each case as such terms are generally understood in the pharmaceutical industry, or any presentations made at conventions, consulting programs or similar gatherings.

            b. "FIRST POSITION CALL" shall mean a Call in which at least [**] percent ([**]%) of the presentation is dedicated solely to the Product or the Product in combination with Doxil, each in accordance with the Co-Promotion Plan and in which the Product or the Product in combination with Doxil is the first product presented to the First Position Target.

            c. "SECOND POSITION CALL" shall mean (a) a Call in which at least [**] percent ([**]%) of the presentation is dedicated solely to the Product or the Product in combination with Doxil, each in accordance with the Co-Promotion Plan and in which the Product or the Product in combination with Doxil is at least the second product presented to the Second Position Target; or
                  (b) a Call in which at least [**] percent ([**]%) of the presentation is dedicated solely to the Product or the Product in combination with Doxil, each in accordance with the Co-Promotion Plan and in which the Product or the Product in combination with Doxil is the first product presented to the Second Position Target.

Except as otherwise expressly modified by this Letter Amendment, the Co-Promotion Agreement shall remain in full force and effect in accordance with its terms.

Please acknowledge your acceptance of the terms set forth above by countersigning this Letter Amendment where indicated below and returning a signed copy to my attention.

Sincerely,

Millennium Pharmaceuticals, Inc.

By:    /s/ GRANT C. BOGLE

Title: SVP - Sales and Marketing

Date:  4/30/07


AGREED TO AND ACCEPTED:
Ortho Biotech Products, L.P.

By:    /s/ MICHAEL YOUNG

Title: VP ONCOLOGY

Date:  5-2-07


cc:
Joaquin Duato
President
Ortho Biotech Products, L.P.